FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations	Carl Hymans
Tiens Biotech Group (USA), Inc.	G. S. Schwartz & Co.
Tel: +86-22-8213-7594	Tel: 212-725-4500
Fax: +86-22-8213-7594	Fax: 212-725-9188
Email: investor@tiens-bio.com	Email: carlh@schwartz.com
http://www.tiens-bio.com

TIENS BIOTECH GROUP (USA) REPORTS THIRD QUARTER AND NINE-MONTH RESULTS

NEW YORK – November 13, 2009 –Tiens Biotech Group (USA), Inc. (the “Company” or “Tiens”, NYSE Amex: TBV), www.tiens-bio.com, today announced financial results for the third quarter and nine months ended September 30, 2009.

Revenue for the third quarter of 2009 was $9.4 million, compared to $26.2 million for the third quarter of 2008.

Net income for the third quarter of 2009 was $2.9 million, or $0.03 per share, compared to net income of $14.6 million, or $0.20 per share, for the third quarter of 2008.

Results for the third quarter of 2009 reflect a decrease in revenue in China to $4.7 million, compared to $14.6 million for the same period in 2008.  The revenue decrease is attributed to a decline in domestic distributors’ demand in the third quarter of 2009 after stocking up on products in the second quarter of 2009 due to the Company’s increased marketing efforts in the second quarter.  In addition, revenue for the third quarter of 2008 was unusually high due to a future price increase announcement by Tianshi Engineering during that quarter.

For the third quarter of 2009, international revenue was $4.8 million, compared to $11.6 million for the same period in 2008.  The decrease in international revenue was mainly due to a decrease in sales in the Asia-Pacific region by $6.1 million and the Europe-Asia region by $2.5 million in the third quarter of 2009, as compared to the third quarter of 2008.  International revenue results for the third quarter of 2009 reflect a decline in customer demand for the period as customers stocked up on certain products during the first two quarters of 2009. Export restrictions were reduced in late 2008 as China’s Administration of Quality Supervision, Inspection and Quarantine completed its national campaign against unsafe food and substandard products.  As a result of reduced export restrictions, customers were able to purchase more products in the first two quarters of 2009.

Revenue for the nine months ended September 30, 2009 was $48.2 million, compared to $58.7 million for the nine months ended September 30, 2008, reflecting the aforementioned decrease in sales in China.

Net income for the nine months ended September 30, 2009 was $22.2 million, or $0.29 per share, compared to $24.8 million, or $0.32 per share for nine months ended September 30, 2008.

For the nine months ended September 30, 2009, revenue in China was $17.1 million, compared to $29.2 million for the nine months ended September 30, 2008 reflecting the aforementioned reduction in distributors’ product demand in the third quarter.

For the nine months ended September 30, 2009, international revenue was $31.2 million, compared to $29.5 million for the same period in 2008.  The increase in international revenue for the nine months of 2009 reflects a strong increase in international sales in the first quarter of 2009  after China’s Administration of Quality Supervision, Inspection and Quarantine ceased its export restrictions. From August 2007 to the end of 2008, it implemented an ongoing national campaign in China against unsafe food and substandard products, which resulted in a general slow-down and backlog of export clearances for Chinese food products.

Other Highlights

Cost of sales for the third quarter of 2009 was $3.1 million, compared to $6.6 million for the same period in 2008.  The decrease was mainly due to the decrease in revenue for the third quarter of 2009.

Gross profit for the third quarter of 2009 was $6.3 million, compared to $19.6 million for the same period in 2008. The gross profit margin for the third quarter of 2009 was 66.7%, compared to 74.8% for the same period in 2008.

Selling, general and administrative expenses for the third quarter of 2009 were $2.9 million, compared to $4.6 million for the same period in 2008. The selling, general and administrative expenses as a percentage of sales was 30.9% for the third quarter of 2009 compared to 17.4% for the same period in 2008. This increase was primarily due to the decrease in revenue for the third quarter of 2009 compared to the same period of 2008.

Cost of sales for the nine months ended September 30, 2009, was $15.0 million, compared to $16.9 million for the same period in 2008.  Cost of sales for the period decreased at a slightly lower rate than revenue, primarily due to fixed costs, which do not increase or decrease in line with revenue changes.

Gross profit for the nine months ended September 30, 2009 was $33.2 million, compared to $41.8 million the same period in 2008, and the gross profit margin was 68.9% compared to 71.3% for the same period in 2008. These decreases were mainly due to the decrease of revenue and the increase of fixed cost as a percentage of revenue.

Selling, general and administrative expenses for the nine months ended September 30, 2009 were $10.1 million, compared to $12.9  million in the same period in 2008. For the nine months ended September 30, 2009, selling, general and administrative expenses as a percentage of sales was 20.9%, compared to 22.0% for the same period in 2008. This decrease was primarily due to the decrease in selling, general and administrative expenses for the third quarter of 2009.

As of September 30, 2009, Tiens had $123.5 million of retained earnings and total shareholders' equity of $170.5 million.

Jinyuan Li, Chairman, President and CEO of Tiens, said, “We are confident that international and domestic sales will return to, and potentially exceed, previous levels as customers and distributors begin to replenish stored up products.  We will continue to implement our strategic plans for long-term growth and remain committed to expanding our international customer base and gaining greater market share in China.”

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com

Tiens Biotech Group (USA), Inc. (NYSE Amex: TBV) conducts its business operations from Tianjin, People’s Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 46 countries.  Since its establishment, Tiens has developed and produced 37 nutrition supplements, which include wellness products and dietary supplements.  Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens’ products in China through chain stores, domestic affiliated companies, and its 98 branches.  Outside of China, Tiens sells its products to affiliated companies that in turn sell through an extensive direct sales force, or multi-level marketing sales force.  The Company’s direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether the Company continues to experience delays in the export clearance of its products; (v) whether Tianshi Engineering, the Company’s affiliate which sells its products in China, obtains a direct selling license in China; and (vi) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

-Tables Follow-

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

REVENUE - RELATED PARTIES	$9,439,739	$26,195,853	$48,228,320	$58,671,121

COST OF SALES – RELATED PARTIES	3,144,650	6,606,502	14,997,118	16,850,267

GROSS PROFIT	6,295,089	19,589,351	33,231,202	41,820,854

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,916,202	4,562,946	10,061,729	12,898,742

INCOME FROM OPERATIONS	3,378,887	15,026,405	23,169,473	28,922,112
Interest expense	(40,363)	(67,207)	(146,180)	(199,869)
Interest income	76,154	227,326	262,701	733,175
Other expense	(16,122)	(412,620)	(89,554)	(1,399,484)
OTHER (EXPENSE) INCOME, NET	19,669	(252,501)	26,967	(866,178)

INCOME BEFORE INCOME TAXES	3,398,556	14,773,904	23,196,440	28,055,934

INCOME TAXES	544,688	152,990	1,027,404	3,297,438

NET INCOME	2,853,868	14,620,914	22,169,036	24,758,496

LESS: Net income attributable to the noncontrolling interest	(617,638)	(92,326)	(1,163,683)	(1,979,405)

NET INCOME ATTRIBUTABLE TO THE COMPANY	2,236,230	14,528,588	21,005,353	22,779,091

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	170,638	807,035	381,630	7,906,663

COMPREHENSIVE INCOME ATTRIBUTABLE TO THE COMPANY	2,406,868	15,335,623	21,386,983	30,685,754

COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NON CONTROLLING INTEREST	629,028	94,943	1,188,923	2,432,607

COMPREHENSIVE INCOME	$3,035,896	$15,430,566	$22,575,906	$33,118,361

EARNINGS PER SHARE, BASIC AND DILUTED	$0.03	$0.20	$0.29	$0.32
WEIGHTED AVERAGE SHARES OUTSTANDING	71,333,586	71,333,586	71,333,586	71,333,586

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$9,518,495	$20,992,573
Cash related to assets held for sale	23,984,135	23,861,938
Total cash	33,502,630	44,854,511
Accounts receivable, trade - related parties, net of allowance for doubtful accounts of $208,535 and $1,108,789 as of September 30, 2009 and December 31, 2008, respectively	14,215,995	23,941,431
Inventories	5,595,637	8,365,607
Other receivables	932,781	813,591
Other receivables - related parties	13,833,872	15,729,076
Employee advances	193,525	112,591
Prepaid expenses	639,435	301,898
Prepaid taxes	1,489,956	1,531,207
Other assets held for sale	10,839,419	10,904,842
Total current assets	81,243,250	106,554,754

PROPERTY, PLANT AND EQUIPMENT, net	10,445,464	10,274,643

OTHER ASSETS:
Construction in progress	108,687,141	72,300,104
Construction deposits	2,980,428	2,586,302
Intangible assets, net	12,939,643	13,137,195
Other assets	8,772,637	87,541
Total other assets	133,379,849	88,111,142

Total assets	$225,068,563	$204,940,539

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	September 30,	December 31,
	2009	2008
	(Unaudited)

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,690,894	$6,283,849
Advances from customers - related parties	4,056,804	3,239,650
Wages and benefits payable	724,125	1,449,146
Other taxes payable	-	117,818
Contractor deposits	249,195	163,248
Contractor payables	18,214,994	11,871,456
Other payables	1,632,208	1,933,743
Other payables - related parties	216,941	6,373,900
Current portion of long-term debt, related party	2,130,000	2,130,000
Liabilities directly associated with assets classified as held for sale	114,910	122,047

Total current liabilities	32,030,071	33,684,857

NON-CURRENT LIABILITIES
Long-term debt, net of current portion, related party	1,072,742	2,137,742
Deferred income	11,235,733	11,208,844
Total non current liabilities	12,308,475	13,346,586

Total liabilities	44,338,546	47,031,443

EQUITY:
Shareholders’ equity of the Company:
Common stock, $0.001 par value, 250,000,000 shares authorized, 71,333,586 issued and outstanding	71,334	71,334
Paid-in-capital	9,461,369	9,234,123
Statutory reserves	13,217,217	9,420,783
Retained earnings	123,534,272	106,325,356
Accumulated other comprehensive income	24,232,692	23,851,062
Total shareholders' equity of the Company	170,516,884	148,902,658
Noncontrolling interest	10,213,133	9,006,438
Total equity	180,730,017	157,909,096
Total liabilities and equity	$225,068,563	$204,940,539

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008 (UNAUDITED)

	Nine months ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,169,036	$24,758,496
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Provision for doubtful accounts	(902,297)	89,913
Depreciation	1,662,206	2,063,597
Amortization	291,418	226,559
Interest income	(9,357)	(138,328)
Gain on sale of assets	(14,846)	(8,644)
(Increase) decrease in assets:
Accounts receivable, trade - related parties	10,678,476	(25,058,774)
Accounts receivable, trade - third parties	-	109,101
Other receivables	(121,058)	639,999
Other receivables - related parties	(1,306,527)	452,044
Inventories	2,801,809	(1,090,429)
Employee advances	(80,873)	(345,666)
Prepaid expense	(336,620)	347,689
Increase (decrease) in liabilities:
Accounts payable	(1,687,613)	3,098,509
Advances from customers - related parties	808,830	1,233,804
Wages and benefits payable	(768,334)	(381,633)
Other taxes payable	(31,337)	(1,834,741)
Other payables	(176,274)	(86,004)
Other payables - related parties	(76,484)	282,945
Net cash provided by operating activities	32,900,155	4,358,437

CASH FLOWS FROM INVESTING ACTIVITIES:
Collection from loans to local government	105,208	454,941
Repayment of loan from related parties	-	2,155,702
Acquisition of intangible assets	-	(6,037,069)
Construction deposits	(3,465,755)	(3,363,647)
Contractor deposits	85,498	(390,634)
Addition to construction in progress	(26,936,754)	(18,573,180)
Equipment deposits	(8,700,872)	-
Proceeds from sales of properties	17,041	61,797
Purchase of equipment and automobiles	(1,755,815)	(574,822)
Net cash used in investing activities	(40,651,449)	(26,266,912)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from (repayment to) related parties	(3,946,050)	6,578,584
Payments on long term debt, related party	-	(1,065,000)
Payments to minority interest shareholder	-	(5,123,520)
Increase in paid in capital	245,030	-
Increase in deferred income	-	5,861,232
Net cash provided by (used in) financing activities	(3,701,020)	6,251,296

EFFECT OF EXCHANGE RATE CHANGES ON CASH	100,433	3,242,494

DECREASE IN CASH	(11,351,881)	(12,414,685)

CASH, beginning of period	44,854,511	54,081,848

CASH, end of period	$33,502,630	$41,667,163

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$105,817	$132,662
Income taxes	$871,764	$3,857,173

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
REVENUE BY REGION
(Unaudited)

	Three months
	ended September 30,

	2009	2008	Change

China	$4,663,939	$14,576,060	-68.0%
International	$4,775,800	$11,619,793	-58.9%
Total	$9,439,739	$26,195,853	-64.0%

	Nine months
	ended September 30,

	2009	2008	Change

China	$17,076,162	$29,191,771	-41.5%
International	$31,152,158	$29,479,350	5.7%
Total	$48,228,320	$58,671,121	-17.8%